UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – October 4, 2007
PEOPLES FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

MISSISSIPPI	001-12103	64-0709834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

LAMEUSE AND HOWARD AVENUES
BILOXI, MISSISSIPPI		39533
(Address of principal executive offices)		(Zip Code)
Corporation’s telephone number, including area code - (228) 435-5511
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Corporation under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(e) As a part of a periodic evaluation of the compensation program that Peoples Financial Corporation (the “Company”) provides for its executives, the Company determined that the deferred compensation plans should be amended to clarify certain provisions of the plans and to adopt applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended. On September 28, 2007, the Board of Directors approved the Company’s amended and restated Deferred Compensation Plan. Lauri A. Wood, the Company’s Chief Financial Officer, and A. Wes Fulmer, Thomas J. Sliman and Robert. M. Tucei, each a named executive officer of the Company, participate in the Company’s Deferred Compensation Plan. Additionally, the Board of Directors approved the amended and restated Executive Supplemental Income Plan Agreements between the Company and Chevis C. Swetman, the Company’s Chief Executive Officer, Ms. Wood, Mr. Fulmer, Mr. Sliman and Mr. Tucei. A brief description of the Company’s Deferred Compensation Plan and Executive Supplemental Income Plan follows below.
Deferred Compensation Plan
The Company maintains a Deferred Compensation Plan for those executives of the Bank holding the title of vice president, senior vice president or executive vice president and approved for participation in the plan by the Board of Directors. The Plan provides each selected executive a fixed benefit upon his or her early retirement, normal retirement or disability, or a death benefit to a named beneficiary in the event of the executive’s death. The benefits under the plan are $10,000 per year for 10 years, payable annually, upon the executive’s early retirement, normal retirement or disability and, in the event of an executive’s death, the benefits will be paid to his or her beneficiary in annual payments. Should the executive separate from service prior to his or her early retirement, normal retirement, disability or death, he or she forfeits all benefits under the plan. In addition, if within three years following his or her termination of employment, an executive becomes engaged in the banking business within a certain geographic area around the Company, the executive will forfeit all benefits under the plan.
The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, each of which is a general asset of the Company.
The Deferred Compensation Plan was established in 1992, at which time Miss Wood and Messrs. Sliman and Tucei became participants. Mr. Fulmer became a participant in 1996 when he was promoted to Vice President of the Bank.
If separation from service occurs prior to an executive’s normal retirement date, the executive will be entitled to full benefits provided he or she has met the early retirement eligibility. The early retirement date means the date the executive attains at least age 55 and has at least 10 years of employment at the Company. The normal retirement date means the date the executive attains age 65. As of September 30, 2007, Mr. Sliman and Mr. Tucei are the only named executive officers eligible to receive benefits under the Deferred Compensation Plan.
If an executive becomes disabled, the executive is entitled to full benefits under the Deferred Compensation Plan.
In the event of a change of control, unless the Deferred Compensation Plan is terminated by the transferee, purchaser or successor entity within 120 days of the change of control, no executive will be entitled to a distribution under this plan as a result of the change in control. If the Deferred Compensation Plan is terminated within 120 days of a change of control, then each executive will become immediately eligible to receive the present value of his or her benefits under this plan. In addition, in the event the Deferred Compensation Plan is continued but an executive is involuntarily terminated within 180 days of a change of control, the terminated executive will be eligible to receive his or her benefits under this plan. Such benefits shall be calculated by taking the present value of the benefits provided and such benefits will be paid in a lump sum within 180 days of the change in control.
Executive Supplemental Income Plan
The Company maintains an Executive Supplemental Income Plan (or ESI) which provides executives salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. Executives of the Company and its subsidiary, The Peoples Bank, are selected to participate in the plan at the discretion of the Board of Directors. All named executive officers of the Company have been selected to participate in the plan. ESI benefits are based upon position and salary of the executive at retirement, disability or death. Normal retirement benefits under the plan are equal to 67% of salary for the President and Chief Executive Officer, 58% of salary for the Executive Vice President and 50% of salary for the other named executives at the time of normal retirement, and are payable monthly over a period of 15 years. ESI is administered by Clark Consulting, who also provides guidance to the Company relating to the valuation method and assumptions.
The ESI was established in 1988, at which time Messrs. Swetman, Sliman and Tucei became participants. Miss Wood and Mr. Fulmer became participants after their date of hire at the discretion of the Board.

Reduced benefits are available in the event of death, disability, or early retirement. If separation from service occurs on or after the early retirement date and prior to the normal retirement date, the Company will pay the executive a reduced benefit. The annual benefit set forth for normal retirement will be reduced by one-half percent (0.5%) for each month or partial month between separation from service and the normal retirement date. The benefit will be paid monthly over a period of 15 years. Benefits will commence on the last day of the month following the executive’s separation from service. The early retirement date means the date the executive attains at least age 55, has at least 15 years of employment at the Company, and has participated in this plan for a minimum of 5 years. The normal retirement date means the date the executive attains age 65. As of September 30, 2007, Mr. Sliman is the only named executive officer eligible to receive normal retirement benefits, and Messrs. Swetman and Tucei are the only named executive officers eligible to receive early retirement benefits, under the ESI Plan.
If separation from service occurs prior to the early retirement date or prior to the normal retirement date, the Company will pay the executive his or her executive benefit accrual balance as of his or her separation from service. The benefit will be paid in a single lump-sum within 60 days of separation from service. As of September 30, 2007, Miss Wood and Mr. Fulmer are the only named executive officers eligible to receive this benefit.
If an executive becomes disabled prior to the normal retirement date, the Company will pay the executive his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the executive’s normal retirement date and the benefits will be paid monthly over a period of 15 years.
Upon a change of control prior to separation from service, the Company will pay the executive his or her annual benefit as defined under normal retirement. The benefit will begin the last day of the month commencing with the month following the executive’s normal retirement date, or, for executives who have already attained their normal retirement date, their separation from service, and the benefits will be paid monthly over a period of 15 years.
Each named executive officer’s agreement under the ESI Plan may be terminated by the Company. In the event the executive’s agreement under the ESI Plan is terminated, the Company will pay the executive his or her executive accrual balance as of the termination of the agreement, or, if a change of control has occurred, the normal retirement benefit. The benefit will begin on the first date allowable under the ESI Plan and the benefit will be paid over a period of 15 years, or, in some special circumstances, paid in one lump sum.
If any amount is required to be included in the income of an executive due to a failure of his or her ESI Agreement to meet the requirements of Section 409A of the Internal Revenue Code, the executive may petition the plan administrator for a distribution of that portion of his or her executive benefit accrual that is required to be included in the executive’s income. Upon the grant of such a petition, which will not be unreasonably withheld, the Company will distribute to the executive an amount equal to the portion of the executive benefit accrual required to be included in his or her income, which amount cannot exceed the executive’s unpaid executive benefit accrual. Any distribution will affect and reduce the executive’s benefits to be paid under his or her ESI Agreement.
The benefits will be paid out of the general assets of the Company. The Company has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance, each of which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

The amounts payable to the named executive officers pursuant to the Deferred Compensation Plan and ESI plan are as follows:

		Number of	Present Value
		Years	of
		Credited	Accumulated
Name	Plan Name	Service	Benefit
Chevis C. Swetman	Executive Supplemental Income Plan	18	$660,962
President and Chief Executive Officer

Lauri A. Wood	Executive Supplemental Income Plan	14	62,112
Chief Financial Officer	Deferred Compensation Plan	12	5,810

A. Wes Fulmer	Executive Supplemental Income Plan	11	76,305
Executive Vice President	Deferred Compensation Plan	10	5,975

Thomas J. Sliman	Executive Supplemental Income Plan	18	501,677
First Vice President	Deferred Compensation Plan	12	68,641

Robert M. Tucei	Executive Supplemental Income Plan	18	265,702
Vice President	Deferred Compensation Plan	12	38,513

     ITEM 9.01.   Financial Statements and Exhibits

     (d) Exhibits

Exhibit #	Description

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the Corporation’s quarterly report on Form 10-Q applicable to the quarter ending September 30, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL CORPORATION

Date: October 4, 2007	By:	/s/ Chevis C. Swetman
	Name:	Chevis C. Swetman
	Title:	Chairman, President and CEO

Exhibit Index

Exhibit #	Description

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the Corporation’s quarterly report on Form 10-Q applicable to the quarter ending September 30, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.